Exhibit 99.1

NRx Pharmaceuticals, Inc. (NASDAQ:NRXP) Selected to Present at the 2025
Global Passion Project with Matthew Rockefeller and Rockefeller Capital

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NRx CEO presented plans for HOPE Therapeutics rollout in September 2025 and establishment of flagship location in Palm Beach, FL during symposium presentation with leadership from Rockefeller Capital and Matthew Rockefeller.

●	Company has recently raised $8.8 million capital from experienced biotech investors with no warrants, repricing, or other variable rate features.
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HOPE clinics will combine treatment with neuroplastic drugs including ketamine, transcranial magnetic stimulation, and hyperbaric oxygen to treat suicidal depression, PTSD, traumatic brain injury and other forms of cognitive dysfunction.

●	Matthew Rockefeller is announced as joining the HOPE Therapeutics Advisory Board.

SOUTHAMPTON, NY, September 2, 2025: NRx Pharmaceuticals, Inc. (Nasdaq:NRXP), a clinical-stage biopharmaceutical company, presented two keynote talks to a gathering of leading family offices and family members sponsored by the Global Passion Project and Rockefeller Capital on August 28-30, 2025 in Southampton, NY. The Company’s CEO, Prof. Jonathan Javitt, MD, MPH spoke alongside Matthew Rockefeller, Bradley Hilton and Cheryl Young of Rockefeller Capital, and representatives of leading family offices to detail plans for the Fall 2025 launch of HOPE Therapeutics clinics and a prospective unique one-week residential program targeting suicidal depression, PTSD, traumatic brain injury, and cognitive dysfunction. The HOPE residential program will be the nation’s first to combine neuroplastic drugs, including ketamine, transcranial magnetic stimulation and hyperbaric oxygen therapy in a campus-like setting that adds nutritional therapy from one of the nation’s leading chefs, neuroplastic-targeted outdoor activities, and supportive therapy. At the symposium, Matthew Rockefeller was announced as joining the advisory board of HOPE Therapeutics.

The presenters and attendees were comprised of members of some of America’s leading legacy families. Andrea Cartier Bartzen, founder of The Global Passion Projects, took the stage to emphasize the foundation’s mission of tackling global challenges, including the current crisis of suicidal depression and PTSD through collaboration and innovation. “By uniting the brightest minds in technology and science with investor and philanthropist visionaries committed to change, we are funding advancements that lead to longer, healthier, and more fulfilling lives,” said Bartzen.

“We welcome Mr. Rockefeller to our advisory board,” said Dr. Javitt. Seventeen years ago, I sat with the daughter of a dear friend the night before his funeral. He was one of the thousands of Americans who die from suicide every 11 minutes. I shared my belief that his death was caused by a biologic “short circuit” in his brain and was no more voluntary than death from a heart attack. Over the subsequent seventeen years scientific advances have continued to point to loss of neuroplasticity – the ability of brain cells to form, prune, and regrow new connections – as an underlying cause of severe depression, PTSD, traumatic brain injury, Parkinson’s disease and other forms of cognitive dysfunction. While NRx continues to advance neuroplastic drug development, including ketamine and cycloserine, our HOPE Therapeutics subsidiary focuses on combining neuroplastic drugs with already-approved neuroplastic treatments including transcranial magnetic stimulation, hyperbaric oxygen therapy, and digital therapeutics. Individually, these treatments have demonstrated 60% or greater response rates. Unfortunately, they are rarely combined under a single umbrella in a patient-friendly manner. That’s what we aim to do at HOPE Therapeutics. In combination, we aim for response of over 90%. Our combined treatment modalities will be available to patients and families this Fall at multiple locations in Florida and elsewhere.”

The Company recently raised more than $8.8 million from experienced biotechnology investors in a common stock offering with no warrants, repricing adjustments, or other variable rate features.

About NRx Pharmaceuticals, Inc.

NRx Pharmaceuticals, Inc. (www.nrxpharma.com), is a clinical-stage biopharmaceutical company developing therapeutics based on its NMDA platform for the treatment of central nervous system disorders, specifically suicidal depression, chronic pain, and PTSD. The Company is developing NRX-100 (preservative-free intravenous ketamine) and NRX-101, (oral D-cycloserine/lurasidone). NRX-100 has been awarded Fast Track Designation for the treatment of Suicidal ideation in Depression, including Bipolar Depression. NRX-101 has been awarded Breakthrough Therapy Designation for the treatment of suicidal bipolar depression. NRx has recently filed an Abbreviated New Drug Application (ANDA) and initiated a New Drug Application filing for NRX-100 (IV ketamine) with an application for the Commissioner’s National Priority Voucher Program for the treatment of suicidal depression.

About HOPE Therapeutics, Inc.

HOPE Therapeutics, Inc. (www.hopetherapeutics.com), a subsidiary of NRx Pharmaceuticals, is a Healthcare delivery company that is building a best-in-class network of interventional psychiatry clinics to offer ketamine, transcranial magnetics stimulation (TMS), and other lifesaving therapies to patients with suicidal depression and related disorders, together with a digital therapeutic-enabled platform designed to augment and preserve the clinical benefit of NMDA-targeted drug therapy.

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "expect," "plan," "believe," "intend," "look forward," and other similar expressions among others. These statements relate to future events or to the Company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The Company has reported regulatory milestones as they have been achieved but has not predicted the outcome of any future regulatory determination. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, including uncertainties and assumptions relating to the Company's operations, results of operations, growth strategy, and, among other things, liquidity. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

For further information:

Matthew Duffy Chief Business Officer, NRx Pharmaceuticals mduffy@nrxpharma.com	Brian Korb Managing Partner (917) 653-5122 brian.korb@astrpartners.co